UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
_________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2010
Date of report (Date of earliest event reported)

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GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)
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Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement

Citibank Letter of Understanding

    This Form 8-K/A amends the Form 8-K filed on June 16, 2010 regarding a letter of understanding with Citibank, N.A. ("Citi").  On August 10, 2010, Greenlight Reinsurance, Ltd. (the "Company"), the principal subsidiary of Greenlight Capital Re, Ltd., entered into a letter of understanding ("the Letter") with Citi for both parties to use commercially reasonable efforts to negotiate in good faith to enter into a new letter of credit agreement ("New Agreement") by no later than August 20, 2010. The New Agreement would supercede and replace the existing letter of credit agreement between the Company and Citi, which expires on October 11, 2010, as amended by a June 10, 2010 letter of understanding for both parties to use commercially reasonable efforts to negotiate in good faith to enter into a new letter of credit facility on or before August 10, 2010. Failure to enter into the New Agreement by August 20, 2010 shall result in the Letter serving as a written notice of cancellation and termination of the current letter of credit agreement on October 11, 2010. The Company expects that the New Agreeement, like the existing agreement, will include a limit of $400 million on the aggregate amount of credit extended through letters of credit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	August 16, 2010